UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2010

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Shareholders was held on May 6, 2010. At the Annual Meeting, shareholders considered the election of directors, approval of the Rights Agreement by and between us and Wells Fargo Bank, National Association, as amended through December 29, 2009 (the "Rights Agreement") and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010. A breakdown of the votes cast is set forth below.

1. Election of directors:

James A. Abbott
For - 90,924,255
Withheld - 1,265,992
Broker non-votes - 14,418,235

Thomas M. Hagerty
For - 88,212,173
Withheld - 3,978,074
Broker non-votes - 14,418,235

Michael E. Lehman
For - 91,351,160
Withheld - 839,087
Broker non-votes - 14,418,235

2. Approval of our Rights Agreement:

For - 78,692,714
Against - 13,338,788
Abstain - 158,745
Broker non-votes - 14,418,235

3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010:

For - 87,601,081
Against - 18,973,270
Abstain - 34,131
Broker non-votes - 0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: May 10, 2010	By:	\s\ Timothy J. Mattke

Timothy J. Mattke Vice President and Controller